Exhibit 99.1

T3 Defense Secures Majority Ownership of ITS Engineering

Transaction strengthens execution-critical manufacturing capacity within the defense industrial base

TEL AVIV, Israel – February 17, 2026 – T3 Defense Inc. (NASDAQ: DFNS), formerly Nukkleus Inc., today announced that it has acquired a 51% stake in Industrial Techno-Logic Solutions (ITS), with an option to buy the remainder. No additional cash or securities were issued in connection with the acquisition.

T3 Defense operates as a holding company focused on acquiring and scaling mission-critical defense businesses positioned at structurally constrained points of the sub-OEM defense sector. Through its federated operating model, the company provides capital, strategic alignment, and operational oversight while preserving the domain expertise and customer relationships of its subsidiaries.

The transaction expands T3 Defense’s presence within the execution layer of the defense industrial base, where engineering discipline, production scalability, and delivery reliability directly determine program outcomes. As defense demand accelerates globally, production bottlenecks increasingly arise within specialized sub-OEM suppliers responsible for precision manufacturing, integration, and subsystem delivery.

ITS is an end-to-end engineering and manufacturing partner that designs, develops, and delivers serial, fully integrated electro-mechanical machines and advanced production systems. Through build-to-spec and build-to-print execution, ITS bridges concept, engineering, and scalable manufacturing for defense and aerospace programs operating under demanding technical and regulatory requirements.

ITS also owns 100% of Positech Ltd., a developer of precision motion control and stabilization systems supporting radar arrays, sensors, and mission payload deployment across sea, air, and land platforms. Together, these capabilities strengthen T3 Defense’s footprint within technically demanding and difficult-to-replace production nodes.

“This transaction reinforces our strategy of strengthening constrained production capacity within the defense industrial base,” said Menny Shalom, Chief Executive Officer of T3 Defense Inc. “ITS operates at the intersection of advanced engineering and scalable manufacturing, where execution precision and delivery discipline directly impact long-cycle national security programs. With ITS included in our portfolio, we now estimate annual revenue in the range of $24 to $26 million, reflecting the scale of execution-critical assets we are assembling.”

About T3 Defense Inc.

T3 Defense Inc. (NASDAQ: DFNS), formerly Nukkleus Inc., is a federated holding company focused on acquiring and operating mission-critical defense businesses embedded in long-cycle national security programs. The company targets defense businesses operating at constrained, qualification-driven, or execution-critical points across the sub-OEM base where strategic value exists and where qualification, capacity, and execution are decisive. Through disciplined M&A, centralized capital and strategy, and decentralized operating autonomy, T3 Defense seeks to strengthen critical defense capabilities and compound long-term value.

Forward Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements may be identified by words such as “will,” “expects,” “intends,” “plans,” “believes,” “anticipates,” “may,” or similar expressions relating to future events or results.

Forward-looking statements in this press release include, but are not limited to, statements regarding the anticipated benefits of the Company’s majority ownership of ITS Engineering and its indirect ownership of Positech Ltd.; expectations regarding integration, operational performance, and capacity expansion; the Company’s acquisition strategy and ability to execute disciplined M&A transactions; and its ability to strengthen execution-critical capabilities within the defense industrial base. These statements are based on management’s current expectations, assumptions, and projections and are subject to risks and uncertainties that could cause actual results to differ materially.

Factors that could cause actual results to differ include, but are not limited to: risks associated with integrating and operating acquired businesses; the ability of ITS and Positech to perform under existing or future contracts; changes in defense spending, procurement cycles, regulatory requirements, or program timelines; the Company’s ability to maintain sufficient working capital and liquidity; challenges in scaling engineering and manufacturing operations; competitive pressures; geopolitical developments; and other risks described in the Company’s filings with the Securities and Exchange Commission, including those under the heading “Risk Factors” in its most recent Annual Report on Form 10-K and in other SEC filings in addition to the 10-K.

Forward-looking statements speak only as of the date they are made. T3 Defense Inc. undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this press release, except as required by applicable law.

For more information, please contact:

Investor Relations (US)
Lena Cati
Tel: +1 212 836-9611

lcati@theequitygroup.com

Val Ferraro

Tel: +1 212 836-9612

vferraro@theequitygroup.com